BOK FINANCIAL CORPORATION
                                                       Exhibit 23.0

                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference of our report dated January 23, 2001, with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in the annual report (Form 10-K) for the year ended December 31, 2000, in the following registration statements:

* Registration Statement (Form S-8, No. 33-44121) pertaining to the Reoffer Prospectus of the Bank of Oklahoma Master Thrift Plan and Trust Agreement.

* Registration Statement (Form S-8, No. 33-44122) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1991 Special Stock Option Plan.

* Registration Statement (Form S-8, No. 33-55312) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1992 Stock Option Plan.

* Registration Statement (Form S-8, No. 33-70102) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1993 Stock Option Plan.

* Registration Statement (Form S-8, No. 33-79834) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1994 Stock Option Plan.

* Registration Statement (Form S-8, No. 33-79836) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Directors' Stock Compensation Plan.

* Registration Statement (Form S-8, No. 333-32649) pertaining to the Reoffer Prospectus of BOK Financial Corporation 1997 Stock Option Plan.

* Registration Statement (Form S-8, No. 333-93957) pertaining to the Reoffer Prospectus of BOK Financial Corporation 2000 Stock Option Plan.

* Registration Statement (Form S-8, No. 333-40280 ) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Thrift Plan for Hourly Employees.



/s/ Ernst & Young LLP
Tulsa, Oklahoma
March 27, 2001